                                                                    EXHIBIT 99.2

                           MICROOPTICAL DEVICES, INC.
                             STOCK OPTION AGREEMENT
                             ----------------------


RECITALS
--------

     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

          NOW, THEREFORE, it is hereby agreed as follows:

          1.   GRANT OF OPTION.  The Corporation hereby grants to Optionee, as
               ---------------
of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

          2.   OPTION TERM.  This option shall have a term of ten (10) years
               -----------
measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5, 6 or 18.

          3.   LIMITED TRANSFERABILITY.  This option shall be neither
               -----------------------
transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

          4.   DATES OF EXERCISE.  This option shall become exercisable for the
               -----------------
Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5, 6 or 18.

          5.   CESSATION OF SERVICE.  The option term specified in Paragraph 2
               --------------------
shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

               (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

               (ii) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (i) the expiration of the
                                      -------
     twelve (12)- month period measured from the date of Optionee's death or
     (ii) the Expiration Date.

               (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

               (iv) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

               (v) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

               (vi) In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

          6.   CORPORATE TRANSACTION.
               ---------------------

          (a) If, on the date on which a Corporate Transaction occurs, Optionee has completed less than one (1) year of Service, then this option shall immediately terminate and cease to be outstanding upon the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction, and no accelerated vesting of the Option Shares shall occur in connection with such Corporate Transaction.

          (b) If, on the date on which a Corporate Transaction occurs, Optionee has completed at least one (1) year of Service, then vesting of the Option Shares shall be accelerated in accordance with the following provisions:

               (i) If (A) this option is to be assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), and the Corporation's repurchase rights with respect to any Option Shares which are unvested immediately prior to the Corporate Transaction are to be assigned to such successor corporation (or parent thereof) in connection therein, or
     (B) this option is to be replaced with a cash incentive program which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of such Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the Vesting Schedule, then, in either such event, the Vesting Schedule in effect for the Option Shares shall immediately accelerate by twelve (12) months so that the vesting date for each installment of unvested Option Shares, and the date on which the Corporation's repurchase right with respect to that installment shall terminate, shall occur twelve (12) months earlier than the date otherwise specified for that installment pursuant to the Vesting Schedule.

               (ii) Upon an Involuntary Termination of Optionee's Service within twelve (12) months following a Corporate Transaction in which this option is assumed or replaced and the Corporation's repurchase rights with respect to the unvested Option Shares are assigned, all the Option Shares at the time subject to this option but not otherwise vested shall automatically vest and the Corporation's repurchase rights with respect to those shares shall terminate so that this option shall immediately become exercisable for all such Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those shares at any time prior to the earlier of (i) the Expiration Date or (ii) the expiration of the
            -------
     one (l)-year period measured from the date of the Involuntary Termination.

               (iii) Should a Corporate Transaction occur in which this option is not to be assumed or replaced in accordance with the provisions of this Paragraph 6(b), then this option shall immediately terminate and cease to be outstanding upon the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction, and no accelerated vesting of the Option Shares shall occur in connection with such Corporate Transaction.

          (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.
       --------

          (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.   ADJUSTMENT IN OPTION SHARES.  Should any change be made to the
               ---------------------------
Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          8.   STOCKHOLDER RIGHTS.  The holder of this option shall not have any
               ------------------
stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          9.   MANNER OF EXERCISING OPTION.
               ---------------------------

          (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

               (i) Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.

               (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                    (A) cash or check made payable to the Corporation; or

                    (B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 14.

               Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

                    (C) in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                    (D) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

               Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

               (iii) Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               (iv) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

               (v) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

          (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

               (c) In no event may this option be exercised for any fractional shares.

          10.  REPURCHASE RIGHTS.  ALL OPTION SHARES ACQUIRED UPON THE EXERCISE
               -----------------
OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

          11.  CONSENT TO SALE OF THE CORPORATION.  If the Board and the holders
               ----------------------------------
of a majority of the Corporation's Common Stock then outstanding approve the sale of the Corporation to an Independent Third Party (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Common Stock) (the "Approved Sale"), Optionee will consent to and raise no objections against the Approved Sale of the Corporation, and if the Approved Sale of the Corporation is structured as a sale of stock, Optionee will agree to sell all of Optionee's Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. Optionee will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Corporation.

          12.  COMPLIANCE WITH LAWS AND REGULATIONS.
               ------------------------------------

               (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

               (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

          13.  SUCCESSORS AND ASSIGNS.  Except to the extent otherwise provided
               ----------------------
in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

          14.  NOTICES.  Any notice required to be given or delivered to the
               -------
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          15.  FINANCING.  The Plan Administrator may, in its absolute
               ---------
discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

          16.  CONSTRUCTION.  This Agreement and the option evidenced hereby are
               ------------
made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          17.  GOVERNING LAW.  The interpretation, performance and enforcement
               -------------
of this Agreement shall be governed by the laws of the State of Delaware without resort to that State's conflict-of-laws rules.

          18.  SEVERABILITY.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          19.  STOCKHOLDER APPROVAL.
               --------------------

          (a) The grant of this option is subject to approval of the Plan by the Corporation's stockholders within twelve (12) months after the adoption of the Plan by the Board. Notwithstanding any provision of this Agreement to the
                    ------------------------------------------------------
contrary, this option may not be exercised in whole or in part until such
-------------------------------------------------------------------------
stockholder approval is obtained.  In the event that such stockholder approval
--------------------------------
is not obtained, then this option shall terminate in its entirety and Optionee shall have no further rights to acquire any Option Shares hereunder.

          (b) If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

          20.  ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION.  In the event
               --------------------------------------------------
this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

               (i) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date

     Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

               (ii) This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 20(ii) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Corporate Transaction in which this option is not to be assumed, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

               (iii) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

                                    APPENDIX
                                    --------


          The following definitions shall be in effect under the Agreement:

     A.   AGREEMENT shall mean this Stock Option Agreement.
          ---------

     B.   BOARD shall mean the Corporation's Board of Directors.
          -----

     C.   CODE shall mean the Internal Revenue Code of 1986, as amended.
          ----

     D.   COMMON STOCK shall mean the Corporation's common stock.
          ------------

     E.   CORPORATE TRANSACTION shall mean either of the following stockholder-
          ---------------------
approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

     F.   CORPORATION shall mean MicroOptical Devices, Inc., a Delaware
          -----------
corporation.

     G.   EMPLOYEE shall mean an individual who is in the employ of the
          --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     H.   EXERCISE DATE shall mean the date on which the option shall have been
          -------------
exercised in accordance with Paragraph 9 of the Agreement.

     I.   EXERCISE PRICE shall mean the exercise price per share as specified in
          --------------
the Grant Notice.

     J.   EXPIRATION DATE shall mean the date on which the option expires as
          ---------------
specified in the Grant Notice.

     K.   FAIR MARKET VALUE per share of Common Stock on any relevant date shall
          -----------------
be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of

     Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

     L.   GRANT DATE shall mean the date of grant of the option as specified in
          ----------
the Grant Notice.

     M.   GRANT NOTICE shall mean the Notice of Grant of Stock Option
          ------------
accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     N.   INCENTIVE OPTION shall mean an option which satisfies the requirements
          ----------------
of Code Section 422.

     O.   INDEPENDENT THIRD PARTY means any person who, immediately prior to the
          -----------------------
contemplated transactions, does not own in excess of five percent of the Common Stock on a fully diluted basis, who is not controlling, controlled by or under common control with any such five percent owner of Common stock and who is not the spouse or descendent (whether natural or adopted) of any such five percent owner of Common Stock.

     P.   INVOLUNTARY TERMINATION shall mean the termination of Optionee's
          -----------------------
Service which occurs by reason of:

           (i) Optionee's dismissal or discharge by the Corporation for reasons other than Misconduct, or

          (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing

     Optionee) which materially reduces Optionee's level of responsibility, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) in the aggregate or
     (C) a relocation of Optionee's place of employment by more than fifty (50) miles from Optionee's place of employment immediately prior to the Corporate Transaction, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

     Q.   MISCONDUCT shall mean the commission of any act of fraud, embezzlement
          ----------
or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

     R.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.
          --------

     S.   NON-STATUTORY OPTION shall mean an option not intended to satisfy the
          --------------------
requirements of Code Section 422.

     T.   OPTION SHARES shall mean the number of shares of Common Stock subject
          -------------
to the option.

     U.   OPTIONEE shall mean the person to whom the option is granted as
          --------
specified in the Grant Notice.

     V.   PARENT shall mean any corporation (other than the Corporation) in an
          ------
unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     W.   PERMANENT DISABILITY shall mean the inability of Optionee to engage in
          --------------------
any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     X.   PLAN shall mean the Corporation's 1996 Stock Option Plan.
          ----

     Y.   PLAN ADMINISTRATOR shall mean either the Board or a committee of Board
          ------------------
members, to the extent the committee is at the time responsible for the administration of the Plan.

     Z.  PURCHASE AGREEMENT shall mean the stock purchase agreement  in
         ------------------
substantially the form of Exhibit B to the Grant Notice.

     AA.  SERVICE shall mean the Optionee's performance of services for the
          -------
Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

     AB.  STOCK EXCHANGE shall mean the American Stock Exchange or the New York
          --------------
Stock Exchange.

     AC.  SUBSIDIARY shall mean any corporation (other than the Corporation) in
          ----------
an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     AD.  VESTING SCHEDULE shall mean the Vesting Schedule established by the
          ----------------
Board for the Option and set forth in the Grant Notice, subject to the acceleration provisions in connection with a Corporate Transaction.